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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  April 10, 1995



                            St. Paul Bancorp, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                         01-15580                    36-3504665
(State or other                (Commission                  (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)



6700 West North Avenue
Chicago, Illinois                                               60635
(Address of principal executive office)                       (Zip Code)


Registrant's telephone number, including area code: (312) 622-5000


                                  Not Applicable
         (Former name or former address, if changed since last report)




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Item 5.  Other Events

        On April 10, 1995, St. Paul Bancorp, Inc. (the "Company") announced that it has submitted an application to the Comptroller of the Currency to create a new national bank subsidiary. A copy of the press release dated April 10, 1995 is attached as an exhibit.

        On April 12, 1995, the Company announced the completion of its stock repurchase program. From July 12, 1994 through April 5, 1995, the Company repurchased 964,422 shares of its common stock at an average price of $18.44 per share. St. Paul Bancorp also bought 275,950 shares under an earlier repurchase program, which ran during the first six months of 1994.





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ST. PAUL BANCORP, INC.
                                               (Registrant)


                                               /s/ Patrick J. Agnew
                                               ---------------------------
                                               Patrick J. Agnew
                                               President




Attest:



/s/ Clifford M. Sladnick
- --------------------------------------
Clifford M. Sladnick
Senior Vice President, General Counsel
and Corporate Secretary



Date:  April 18, 1995





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[ST. PAUL BANCORP INC. LETTERHEAD]

                                                                       EXHIBIT I

                                        N E W S
                                        FOR IMMEDIATE RELEASE
                                        April 10, 1995

                                        Contact:  Maryellen T. Thielen
                                                  (312) 804-2284


                  ST. PAUL BANCORP SEEKS NATIONAL BANK CHARTER

        CHICAGO, April 10, 1995 -- St. Paul Bancorp, Inc. (NASDAQ: SPBC) has submitted an application to the Comptroller of the Currency to create a new national bank in Illinois. Deposits at the proposed national bank would be insured by the Federal Deposit Insurance Corp. (FDIC) through the Bank Insurance Fund (BIF). The new bank, to be called St. Paul National Bank, will operate as a subsidiary of St. Paul Bancorp.

        St. Paul Bancorp currently operates St. Paul Federal Bank For Savings, a 52-branch federal savings bank, with deposits insured through the FDIC through the Savings Association Insurance Fund (SAIF).

        "We're seeking a national bank charter so we can continue to offer retail deposit products at competitive rates," said Joseph C. Scully, chairman and chief executive officer. "The FDIC currently plans to reduce deposit insurance premiums for banks but not for thrifts, which would put St. Paul Federal Bank at a multi-million dollar disadvantage versus its major competitors. By obtaining a commercial bank charter, we hope to better position the holding company for a potential convergence between the thrift and banking industries, safeguarding our shareholders' return on their investment in our stock."

        At this time, St. Paul Bancorp does not plan to expand beyond its current product line of retail financial products and services, although commercial lending would be allowed under a national bank charter. The bank application requires the approval of the Office of the Comptroller of the Currency, the FDIC and the Federal Reserve Board.

        St. Paul Bancorp is the parent of St. Paul Federal Bank For Savings, Illinois' largest independent savings institution. The company also provides discount brokerage, insurance, annuity and real estate development services through other subsidiaries. St. Paul's stock is listed on the NASDAQ National Market System under the symbol SPBC.

        TO RECEIVE THIS NEWS RELEASE AND OTHER INFORMATION ON ST. PAUL BANCORP VIA FAX OR MAIL, USE YOUR TOUCH-TONE PHONE TO CALL THE COMPANY'S NEWS HOTLINE AT (312) 889-SPBC (7722).

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